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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 16, 2006

Delaware
(State or other jurisdiction of incorporation)

1-11605	No. 95-4545390
(Commission File Number)	I.R.S. Employer Identification No.
500 South Buena Vista Street
Burbank, California 91521
(818) 560-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 2.02 Results of Operations and Financial Condition
Item 8.01 Other Events
     Beginning with the first quarter of fiscal year 2006, the Registrant reported the performance of its operating segments including equity in the income of investees to align with how management reports and measures segment performance for internal management purposes. Previously, equity in the income of investees was reported as a reconciling item between segment operating income and income before income taxes, minority interests and the cumulative effect of accounting changes.
     Set forth in Exhibit 99 and incorporated herein by reference are Items 7, 7A and 8 of the Registrant’s Annual Report on Form 10-K for the year ended October 1, 2005 which has been adjusted to reflect segment operating income for fiscal years 2005, 2004 and 2003 with equity in the income of investees included in segment operating income. There is no impact to reported net income or earnings per share, as this adjustment is only a reclassification.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
23	Consent of Independent Registered Public Accounting Firm

99	Updates to Annual Report on Form 10-K

Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part II, Item 7A. Quantitative and Qualitative Disclosure About Market Risk

Part II, Item 8. Financial Statements and Supplementary Data
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company
By:	/s/ Brent A. Woodford
Brent A. Woodford
Senior Vice President Planning and Control

Dated: February 16, 2006

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